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                                                                EXHIBIT 99.3

                         ALTOCOM, INC. 1997 STOCK PLAN:

                            STOCK PURCHASE AGREEMENT

1.   ACQUISITION OF SHARES.

     (a) TRANSFER. On the terms and conditions set forth in the Summary of Stock Purchase and this Agreement, the Company agrees to transfer to the Purchaser the number of Shares set forth in the Summary of Stock Purchase. The transfer shall occur at the offices of the Company on the date of purchase set forth in the Summary of Stock Purchase or at such other place and time as the parties may agree.

     (b) CONSIDERATION. The Purchaser agrees to pay the Purchase Price set forth in the Summary of Stock Purchase for each Purchased Share. The Purchase Price is agreed to be at least 100% of the Fair Market Value of the Purchased Shares. Payment shall be made on the transfer date in cash or cash equivalents.

     (c) STOCK PLAN AND DEFINED TERMS. The transfer of the Purchased Shares is subject to the Plan, a copy of which the Purchaser acknowledges having received. The provisions of the Plan are incorporated into this Agreement by this reference. Capitalized terms are defined in Section 12 of this Agreement.

2.   RIGHT OF REPURCHASE.

     (a) SCOPE OF REPURCHASE RIGHT. All Purchased Shares initially shall be Restricted Shares and shall be subject to a right (but not an obligation) of repurchase by the Company. The Purchaser shall not transfer, assign, encumber or otherwise dispose of any Restricted Shares, except as provided in the following sentence. The Purchaser may transfer Restricted Shares (i) by beneficiary designation, will or intestate succession or (ii) to the Purchaser's spouse, children or grandchildren or to a trust established by the Purchaser for the benefit of the Purchaser or the Purchaser's spouse, children or grandchildren, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If the Purchaser transfers any Restricted Shares, then this Section 2 shall apply to the Transferee to the same extent as to the Purchaser.

     (b) CONDITION PRECEDENT TO EXERCISE. The Right of Repurchase shall be exercisable only during the 60-day period next following the date when the Purchaser's Service terminates for any reason, with or without cause, including (without limitation) death or disability.

     (c) LAPSE OF REPURCHASE RIGHT. The Right of Repurchase shall lapse with respect to the Purchased Shares in accordance with the vesting schedule set forth in the Summary of Stock Purchase. In addition, the Right of Repurchase shall lapse and all of the remaining Restricted Shares shall become vested if
(i) the Company is subject to a Change in Control before the Purchaser's Service terminates and (ii) the Right of Repurchase is not assigned to the entity that employs the Purchaser immediately after the Change in Control or to its parent or subsidiary.

     (d) REPURCHASE COST. If the Company exercises the Right of Repurchase, it shall pay the Purchaser an amount equal to the Purchase Price for each of the Restricted Shares being repurchased.


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     (e) EXERCISE OF REPURCHASE RIGHT. The Right of Repurchase shall be exercisable only by written notice delivered to the Purchaser prior to the expiration of the 60-day period specified in Subsection (b) above. The notice shall set forth the date on which the repurchase is to be effected. Such date shall not be more than 30 days after the date of the notice. The certificate(s) representing the Restricted Shares to be repurchased shall, prior to the close of business on the date specified for the repurchase, be delivered to the Company properly endorsed for transfer. The Company shall, concurrently with the receipt of such certificate(s), pay to the Purchaser the purchase price determined according to Subsection (d) above. Payment shall be made in cash or cash equivalents or by canceling indebtedness to the Company incurred by the Purchaser in the purchase of the Restricted Shares. The Right of Repurchase shall terminate with respect to any Restricted Shares for which it has not been timely exercised pursuant to this Subsection (e).

     (f) ADDITIONAL SHARES OR SUBSTITUTED SECURITIES. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any Restricted Shares or into which such Restricted Shares thereby become convertible shall immediately be subject to the Right of Repurchase. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the Restricted Shares. Appropriate adjustments shall also, after each such transaction, be made to the price per share to be paid upon the exercise of the Right of Repurchase in order to reflect any change in the Company's outstanding securities effected without receipt of consideration therefor; provided, however, that the aggregate purchase price payable for the Restricted Shares shall remain the same.

     (g) TERMINATION OF RIGHTS AS SHAREHOLDER. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Restricted Shares to be repurchased in accordance with this Section 2, then after such time the person from whom such Restricted Shares are to be repurchased shall no longer have any rights as a holder of such Restricted Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Restricted Shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

     (h) ESCROW. Upon issuance, the certificates for Restricted Shares shall be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement. Any new, substituted or additional securities or other property described in Subsection (f) above shall immediately be delivered to the Company to be held in escrow, but only to the extent the Purchased Shares are at the time Restricted Shares. All regular cash dividends on Restricted Shares (or other securities at the time held in escrow) shall be paid directly to the Purchaser and shall not be held in escrow. Restricted Shares, together with any other assets or securities held in escrow hereunder, shall be (i) surrendered to the Company for repurchase and cancellation upon the Company's exercise of its Right of Repurchase or Right of First Refusal or (ii) released to the Purchaser upon the Purchaser's request to the extent the Purchased Shares are no longer Restricted Shares (but not more frequently than once every six months). In any event, all Purchased Shares which have vested (and any other vested assets and securities attributable thereto) shall be released within 60 days after the earlier of (i) the Purchaser's cessation of Service or (ii) the lapse of the Right of First Refusal.


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3.   RIGHT OF FIRST REFUSAL.

     (a) RIGHT OF FIRST REFUSAL. In the event that the Purchaser proposes to sell, pledge or otherwise transfer to a third party any Purchased Shares, or any interest in such Purchased Shares, the Company shall have the Right of First Refusal with respect to all (and not less than all) of such Purchased Shares. If the Purchaser desires to transfer Purchased Shares, the Purchaser shall give a written Transfer Notice to the Company describing fully the proposed transfer, including the number of Purchased Shares proposed to be transferred, the proposed transfer price, the name and address of the proposed Transferee and proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal or state securities laws. The Transfer Notice shall be signed both by the Purchaser and by the proposed Transferee and must constitute a binding commitment of both parties to the transfer of the Purchased Shares. The Company shall have the right to purchase all, and not less than all, of the Purchased Shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted under Subsection
(b) below) by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company. The Company's rights under this Subsection (a) shall be freely assignable, in whole or in part.

     (b) TRANSFER OF SHARES. If the Company fails to exercise its Right of First Refusal within 30 days after the date when it received the Transfer Notice, the Purchaser may, not later than 90 days following receipt of the Transfer Notice by the Company, conclude a transfer of the Purchased Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice, provided that any such sale is made in compliance with applicable federal and state securities laws and not in violation of any other contractual restrictions to which the Purchaser is bound. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Purchaser, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in Subsection
(a) above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Purchased Shares on the terms set forth in the Transfer Notice within 60 days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Purchased Shares was to be made in a form other than cash or cash equivalents paid at the time of transfer, the Company shall have the option of paying for the Purchased Shares with cash or cash equivalents equal to the present value of the consideration described in the Transfer Notice.

     (c) ADDITIONAL SHARES OR SUBSTITUTED SECURITIES. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any Purchased Shares subject to this Section 3 or into which such Purchased Shares thereby become convertible shall immediately be subject to this Section 3. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Purchased Shares subject to this Section 3.

     (d) TERMINATION OF RIGHT OF FIRST REFUSAL. Any other provision of this
Section 3 notwithstanding, in the event that the Stock is readily tradable on an established securities market when the Purchaser desires to transfer Purchased Shares, the Company shall have no Right of First Refusal, and the Purchaser shall have no obligation to comply with the procedures prescribed by Subsections
(a) and (b) above.


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     (e) PERMITTED TRANSFERS. This Section 3 shall not apply to (i) a transfer by beneficiary designation, will or intestate succession or (ii) a transfer to the Purchaser's spouse, children or grandchildren or to a trust established by the Purchaser for the benefit of the Purchaser or the Purchaser's spouse, children or grandchildren, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If the Purchaser transfers any Purchased Shares, either under this Subsection (e) or after the Company has failed to exercise the Right of First Refusal, then this Section 3 shall apply to the Transferee to the same extent as to the Purchaser.

     (f) TERMINATION OF RIGHTS AS SHAREHOLDER. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be purchased in accordance with this
Section 3, then after such time the person from whom such Purchased Shares are to be purchased shall no longer have any rights as a holder of such Purchased Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Purchased Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

4.   OTHER RESTRICTIONS ON TRANSFER.

     (a) PURCHASER REPRESENTATIONS. In connection with the issuance and acquisition of Shares under this Agreement, the Purchaser hereby represents and warrants to the Company as follows:

          (i) The Purchaser is acquiring and will hold the Purchased Shares for investment for his or her account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act.

          (ii) The Purchaser understands that the Purchased Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Purchased Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or the Purchaser obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required. The Purchaser further acknowledges and understands that the Company is under no obligation to register the Purchased Shares.

          (iii) The Purchaser is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions, including (without limitation) the availability of certain current public information about the issuer, the resale occurring only after the holding period required by Rule 144 has been satisfied, the sale occurring through an unsolicited "broker's transaction," and the amount of securities being sold during any three-month period not exceeding specified limitations. The Purchaser acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

          (iv) The Purchaser will not sell, transfer or otherwise dispose of the Purchased Shares in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act. The Purchaser agrees that he or she will not dispose of the Purchased Shares unless and until he or she has complied with all requirements of this Agreement applicable to the disposition of Purchased Shares and he or she has provided the Company with written


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     assurances, in substance and form satisfactory to the Company, that (A) the proposed disposition does not require registration of the Purchased Shares under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken and (B) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Purchased Shares under the Rules of the California Corporations Commissioner.

          (v) The Purchaser has been furnished with, and has had access to, such information as he or she considers necessary or appropriate for deciding whether to invest in the Purchased Shares, and the Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Purchased Shares.

          (vi) The Purchaser is aware that his or her investment in the Company is a speculative investment which has limited liquidity and is subject to the risk of complete loss. The Purchaser is able, without impairing his or her financial condition, to hold the Purchased Shares for an indefinite period and to suffer a complete loss of his or her investment in the Purchased Shares.

     (b) SECURITIES LAW RESTRICTIONS. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Purchased Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

     (c) MARKET STAND-OFF. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, the Purchaser shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Purchased Shares without the prior written consent of the Company or its underwriters. Such restriction (the "Market Stand-Off") shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed 180 days. The Market Stand-Off shall in any event terminate two years after the date of the Company's initial public offering. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period. The Company's underwriters shall be beneficiaries of the agreement set forth in this Subsection (c). This Subsection (c) shall not apply to Shares registered in the public offering under the Securities Act, and the Purchaser shall be subject to this Subsection (c) only if the directors and officers of the Company are subject to similar arrangements.


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     (d) RIGHTS OF THE COMPANY. The Company shall not be required to (i)
transfer on its books any Purchased Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Purchased Shares have been transferred in contravention of this Agreement.

5.   SUCCESSORS AND ASSIGNS.

     Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the Purchaser and the Purchaser's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.

6.   NO RETENTION RIGHTS.

     Nothing in this Agreement or in the Plan shall confer upon the Purchaser any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Purchaser) or of the Purchaser, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

7.   TAX ELECTION.

     The acquisition of the Purchased Shares may result in adverse tax consequences that may be avoided or mitigated by filing an election under Code
Section 83(b). Such election may be filed only within 30 days after the date of purchase set forth in the Summary of Stock Purchase. The form for making the Code Section 83(b) election is attached to this Agreement as an Exhibit. THE PURCHASER SHOULD CONSULT WITH HIS OR HER TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF ACQUIRING THE PURCHASED SHARES AND THE ADVANTAGES AND DISADVANTAGES OF FILING THE CODE SECTION 83(B) ELECTION. THE PURCHASER ACKNOWLEDGES THAT IT IS HIS OR HER SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(B), EVEN IF THE PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

8.   LEGENDS.

     All certificates evidencing Purchased Shares shall bear the following legends:

     "THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SHARES AND CERTAIN REPURCHASE RIGHTS UPON TERMINATION OF SERVICE WITH THE COMPANY. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."


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     "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE
     SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

If required by the authorities of any state in connection with the issuance of the Purchased Shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

9.   NOTICE.

     Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Purchaser at the address that he or she most recently provided to the Company.

10.   ENTIRE AGREEMENT.

     The Summary of Stock Purchase, this Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

11.   CHOICE OF LAW.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

12.   DEFINITIONS.

     (a) "AGREEMENT" shall mean this Stock Purchase Agreement.

     (b) "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company, as constituted from time to time or, if a Committee has been appointed, such Committee.

     (c) "CHANGE IN CONTROL" shall mean:

          (i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization; or

          (ii) The sale, transfer or other disposition of all or substantially all of the Company's assets.


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

          A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

     (d) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     (e) "COMMITTEE" shall mean a committee of the Board of Directors, as described in Section 2 of the Plan.

     (f) "COMPANY" shall mean AltoCom, Inc., a California corporation.

     (g) "CONSULTANT" shall mean an individual who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Outside Directors.

     (h) "EMPLOYEE" shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

     (i) "FAIR MARKET VALUE" shall mean the fair market value of a Share, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

     (j) "OUTSIDE DIRECTOR" shall mean a member of the Board of Directors who is not an Employee.

     (k) "PARENT" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     (l) "PLAN" shall mean the AltoCom, Inc. 1997 Stock Plan, as amended.

     (m) "PURCHASED SHARES" shall mean the Shares purchased by the Purchaser pursuant to this Agreement.

     (n) "PURCHASE PRICE" shall mean the amount for which one Share may be purchased pursuant to this Agreement, as specified in the Summary of Stock Purchase.

     (o) "PURCHASER" shall mean the individual named in the Summary of Stock Purchase.

     (p) "RESTRICTED SHARE" shall mean a Purchased Share that is subject to the Right of Repurchase.

     (q) "RIGHT OF FIRST REFUSAL" shall mean the Company's right of first refusal described in Section 3.

     (r) "RIGHT OF REPURCHASE" shall mean the Company's right of repurchase described in Section 2.

     (s) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.


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     (t) "SERVICE" shall mean service as an Employee, Outside Director or
Consultant.

     (u) "SHARE" shall mean one share of Stock, as adjusted in accordance with
Section 8 of the Plan (if applicable).

     (v) "STOCK" shall mean the Common Stock of the Company.

     (w) "SUBSIDIARY" shall mean any corporation (other than the Company) in an unbroken chain or corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     (x) "SUMMARY OF STOCK PURCHASE" shall mean the document so entitled to which this Agreement is attached.

     (y) "TRANSFEREE" shall mean any person to whom the Purchaser has directly or indirectly transferred any Purchased Share.

     (z) "TRANSFER NOTICE" shall mean the notice of a proposed transfer of Purchased Shares described in Section 3.


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                                                                       EXHIBIT I


                             SECTION 83(b) ELECTION

This statement is made under Section 83(b) of the Internal Revenue Code of 1986, as amended, pursuant to Treasury Regulations Section 1.83-2.

(1)      The taxpayer who performed the services is:

         Name:

         Address:

         Social Security No.:

(2) The property with respect to which the election is made is ______ shares of the common stock of AltoCom, Inc.

(3)      The property was transferred on ________ __, 199__.

(4)      The taxable year for which the election is made is the calendar year
         199__.

(5) The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if for any reason taxpayer's service with the issuer is terminated. The issuer's repurchase right lapses in a series of installments over a ______-year period ending on ___________ ____,
         _____.

(6) The fair market value of such property at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $___ per share.

(7)      The amount paid for such property is $____ per share.

(8) A copy of this statement was furnished to AltoCom, Inc., for whom taxpayer rendered the services underlying the transfer of such property.

(9) This statement is executed on _______ __, 199___.


-----------------------------------     ----------------------------------------
Spouse (if any)                         Taxpayer

This election must be filed with the Internal Revenue Service Center with which the Purchaser files his or her Federal income tax returns and must be filed within 30 days after the date of purchase. This filing should be made by registered or certified mail, return receipt requested. The Purchaser must retain two copies of the completed form for filing with his or her Federal and state tax returns for the current tax year and an additional copy for his or her records.

                         ALTOCOM, INC. 1997 STOCK PLAN:

                            SUMMARY OF STOCK PURCHASE

By your signature and the signature of the Company's representative below, you and the Company agree that you are purchasing shares subject to the terms and conditions of the 1997 Stock Plan and the Stock Purchase Agreement, both of which are attached to and made a part of this document.

         Name of Purchaser:                    (Name)

         Total Number of Purchased Shares:     (TotalShares)

         Purchase Price Per Share:             $(PricePerShare)

         Date of Purchase:                     (DatePurchase)

         Vesting Commencement Date:            (VestComDate)

         Vesting Schedule: The Right of Repurchase shall lapse with respect to the first 33 and 1/3% of the Purchased Shares when the
                                               Purchaser completes 12 months of
                                               continuous Service after the
                                               Vesting Commencement Date. The
                                               Right of Repurchase shall lapse
                                               with respect to an additional
                                               1/36th of the Purchased Shares
                                               when the Purchaser completes each
                                               month of continuous Service
                                               thereafter.


PURCHASER:                                     ALTOCOM, INC.

                                               By:
---------------------------------              ---------------------------------

                                               Title:
---------------------------------              ---------------------------------
Print Name